Exhibit 4.4(a)

THE SOUTHERN COMPANY

TO

COMPUTERSHARE TRUST COMPANY, N.A.,
TRUSTEE

_______________

THIRTEENTH SUPPLEMENTAL INDENTURE

DATED AS OF MAY 9, 2022

_______________

AMENDMENTS TO THE SIXTH SUPPLEMENTAL INDENTURE

RELATING TO THE

$862,500,000

SERIES 2019A REMARKETABLE JUNIOR SUBORDINATED NOTES

DUE AUGUST 1, 2024

TABLE OF CONTENTS1

PAGE

ARTICLE 1	2
SECTION 101. Definitions	2

ARTICLE 2	2
SECTION 201. Amendments	2

ARTICLE 3	2
SECTION 301. Recitals by Company	2
SECTION 302. Ratification and Incorporation of Original Indenture	2
SECTION 303. Executed in Counterparts	3

EXHIBIT B	Amended and Restated Exhibit B to Sixth Supplemental Indenture	B-1

___________________________
    1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS THIRTEENTH SUPPLEMENTAL INDENTURE is made as of the 9th day of May, 2022, by and between THE SOUTHERN COMPANY, a Delaware corporation, 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308 (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415, Attn: CTSO Mail Operations (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into a Subordinated Note Indenture, dated as of October 1, 2015 (the “Original Indenture”), with Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association);
WHEREAS, pursuant to the Original Indenture, as supplemented by the Sixth Supplemental Indenture, dated as of August 16, 2019 (the “Sixth Supplemental Indenture”), between the Company and the Trustee, the Company created a new series of Junior Subordinated Notes designated as the Series 2019A Remarketable Junior Subordinated Notes due August 1, 2024 (the “Series 2019A Notes”);
WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by the Sixth Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, a Successful Remarketing of the Series 2019A Notes has been conducted;
WHEREAS, Section 801 of the Sixth Supplemental Indenture provides that the Company and the Trustee may enter into a supplemental indenture to amend the Series 2019A Notes, the Original Indenture (insofar as it relates to the Series 2019A Notes) and the Sixth Supplemental Indenture (1) to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Junior Subordinated Notes of any series; (2) to make any modifications to the Series 2019A Notes permitted pursuant to Section 904 of the Sixth Supplemental Indenture in connection with a Remarketing that is made in accordance with the terms of the Indenture; or (3) to conform the provisions thereof to the descriptions thereof contained in the preliminary prospectus supplement dated August 12, 2019 for the Series 2019A Notes, as supplemented by the free writing prospectus dated August 12, 2019, under the sections entitled “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Junior Subordinated Notes”;
WHEREAS, the Company proposes to amend the Sixth Supplemental Indenture as provided herein; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Thirteenth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
Definitions
SECTION 101. Definitions. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture, as supplemented by the Sixth Supplemental Indenture, or, if not defined in the Original Indenture, as supplemented by the Sixth Supplemental Indenture, in the Purchase Contract and Pledge Agreement.
ARTICLE 2
Amendment of the Sixth Supplemental Indenture
SECTION 201. Amendments. The Sixth Supplemental Indenture is hereby amended as set forth in this Section 201.
(a) The third sentence of Section 209 of the Sixth Supplemental Indenture is hereby amended to read as follows: “Upon receipt of such confirmation, the Company shall deliver an instruction letter to the Collateral Agent to deliver the Pledged Note (which will be evidenced by the original definitive note held by the Collateral Agent) to the Trustee along with an instruction to coordinate the specified decrease in the Pledged Notes and the corresponding increase in the Global Note in an amount equal to the Reduced Principal Amount in accordance with the procedures of the Depository, and the Trustee shall authenticate and deliver new Series 2019A Notes issued in the permanent global form attached as Exhibit B hereto in an aggregate principal amount equal to the Reduced Principal Amount.”
(b) The penultimate sentence of Section 209 of the Sixth Supplemental Indenture is hereby amended by replacing the references therein to “Global Security” with “Global Note”.
(c) Exhibit B to the Sixth Supplemental Indenture is hereby amended by replacing such exhibit in its entirety with the “Amended and Restated Exhibit B to Sixth Supplemental Indenture” attached as an exhibit hereto.
ARTICLE 3
Miscellaneous Provisions
SECTION 301. Recitals by Company. The recitals in this Thirteenth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture, as supplemented by the Sixth Supplemental Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Thirteenth Supplemental Indenture as fully and with like effect as if set forth herein in full.
SECTION 302. Ratification and Incorporation of Original Indenture. The Original Indenture, as supplemented by the Sixth Supplemental Indenture, as supplemented and amended by this Thirteenth Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture, as supplemented by the Sixth Supplemental Indenture, as supplemented and amended by this Thirteenth Supplemental Indenture, shall be read, taken and construed as one and the same instrument. The provisions of this Thirteenth Supplemental Indenture shall supersede the provisions of the Original Indenture, as supplemented by the Sixth Supplemental
2

Indenture, to the extent the Original Indenture, as supplemented by the Sixth Supplemental Indenture, is inconsistent herewith.
SECTION 303. Executed in Counterparts. This Thirteenth Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Thirteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or endorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
3

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

THE SOUTHERN COMPANY

By:	/s/Daniel S. Tucker
Name: Daniel S. Tucker Title: Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/Linda Lopez
Name: Linda Lopez Title: Assistant Vice President

4

Amended and Restated Exhibit B
to
Sixth Supplemental Indenture

[Attached]

EXHIBIT B
FORM OF SERIES 2019A NOTE
(FOLLOWING A SUCCESSFUL REMARKETING)
[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR SERIES 2019A NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*
THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF NOTES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

*	Insert in Global Notes.

THE SOUTHERN COMPANY

[Up to]* $[                    ]
SERIES 2019A REMARKETABLE JUNIOR SUBORDINATED NOTE
DUE AUGUST 1, 2024
Dated: [            ] [            ], 20[    ]

NUMBER [ ]	[CUSIP NO: 842587 DC8]*

Registered Holder:	[ISIN NO: US842587DC82]*
THE SOUTHERN COMPANY, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of                     Dollars]** [specified in the Schedule of Increases or Decreases in Notes annexed hereto]* on August 1, 2024 (the “Stated Maturity”), and to pay interest thereon at the rate of 2.70% per annum, such interest to accrue from May 1, 2022, the most recent date to which interest has been paid or duly provided for, subject to any reset of such interest rate in connection with a Successful Remarketing as described below. In connection with a Successful Remarketing described below, interest shall be payable semi-annually in arrears on each February 1 and August 1 of each year, commencing on August 1, 2022 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. On and after May 9, 2022, which date is the Optional Remarketing Settlement Date for a Successful Remarketing conducted on May 5, 2022, interest on this Note will be payable at the Reset Rate of 4.475% per annum. The Reset Rate was established pursuant to the terms of the Indenture and the Remarketing Agreement. Any principal and any installment of interest that is overdue shall bear interest at the rate of 4.475% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.
The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith

*	Insert in Global Notes.

**	Insert in Notes other than Global Notes.

cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Series 2019A Note issued upon registration of transfer or exchange thereof) is registered at the close of business on a Special Record Date for the payment of such defaulted interest established in accordance with Section 305 of the Original Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Series 2019A Notes may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the 15th day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that if any of the Series 2019A Notes are held by a securities depository in book-entry form, the Regular Record Date for such Series 2019A Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.
If an Interest Payment Date or the Stated Maturity of the Series 2019A Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.
This Note may be presented for payment of principal and interest at the office of the Corporate Trust Office of the Trustee, in the Borough of Manhattan, City and State of New York; provided, however, that payment of interest will be made by the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Notes or (ii) if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
The indebtedness evidenced by this Note, including the principal hereof and interest hereon, is, to the extent provided in the Indenture, subordinate and junior in right of payment and upon liquidation to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:

THE SOUTHERN COMPANY

By:
Title:

Attest:

Title:

{Seal of THE SOUTHERN COMPANY appears here}

CERTIFICATE OF AUTHENTICATION
This is one of the Junior Subordinated Notes referred to in the within-mentioned Indenture.

Dated:	COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(Reverse Side of Note)
This Note is one of a duly authorized issue of Junior Subordinated Notes of the Company (the “Notes”), issued and issuable in one or more series under the Subordinated Note Indenture, dated as of October 1, 2015 (the “Original Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as heretofore supplemented and as further supplemented by a Sixth Supplemental Indenture, dated as of August 16, 2019, by and between the Company and the Trustee (the “Sixth Supplemental Indenture”), as amended by the Thirteenth Supplemental Indenture, dated as of May 9, 2022, by and between the Company and the Trustee (such Thirteenth Supplemental Indenture, together with the Original Indenture and the Sixth Supplemental Indenture, as they may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Note is one of the series designated on the face hereof (the “Series 2019A Notes”) which is limited in aggregate principal amount to $862,500,000. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.
The Company may not redeem the Series 2019A Notes prior to maturity.

The Series 2019A Notes are not subject to the operation of any sinking fund and are not repayable at the option of a Holder thereof prior to the Stated Maturity.
If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
The provisions of Section 401 of the Original Indenture shall not apply to the Series 2019A Notes to the extent the provisions of Section 401 would allow for satisfaction and discharge of the Series 2019A Notes prior to the Stated Maturity.
The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Except as otherwise provided in the Indenture, Series 2019A Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Series 2019A Notes in certificated form. Unless and until such Global Notes are exchanged for Series 2019A Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Series 2019A Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.
By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Note as indebtedness and to take other positions for such tax purposes as set forth in the Sixth Supplemental Indenture.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.
This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT- _______ Custodian ________ (Cust) (Minor)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ________________________ (State)

Additional abbreviations may also be used
though not on the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
______________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
______________________________________________________________________________

______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
______________________________________________________________________________

______________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE
The initial principal amount of this Note is: $
Changes to Principal Amount of [Global] Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Signatory of Trustee